UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STATION CASINOS LLC

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7990

(Primary Standard Industrial Classification Code Number)

27-3312261

(I.R.S. Employer Identification Number)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(702) 495-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank J. Fertitta III

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(702) 495-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this registration statement is declared effective

(Approximate date of commencement of proposed sale to the public)

WITH COPIES TO:

Deborah Conrad

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, Ca 90017

(213) 892-4671

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

ADDITIONAL REGISTRANTS

EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OF INCORPORATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBERS	ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES	I.R.S. EMPLOYER IDENTIFICATION NUMBER

NP Boulder LLC	Nevada	7990	c/o Station Casinos LLC 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135 (702) 495-3000	27-3312313

NP Red Rock LLC	Nevada	7990	c/o Station Casinos LLC 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135 (702) 495-3000	27-3312418

NP Palace LLC	Nevada	7990	c/o Station Casinos LLC 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135 (702) 495-3000	27-3312372

NP Sunset LLC	Nevada	7990	c/o Station Casinos LLC 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135 (702) 495-3000	27-3312450

NP Development LLC	Nevada	7990	c/o Station Casinos LLC 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135 (702) 495-3000	27-4414759

NP Losee Elkhorn Holdings LLC	Nevada	7990	c/o Station Casinos LLC 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135 (702) 495-3000	45-2430388

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On October 19, 2012, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form S-1 (File No. 333-183001) (the “Registration Statement”) of Station Casinos LLC (the “Registrant”) for use by Deutsche Bank Securities Inc. and its affiliates in connection with offers and sales of the Registrant’s Senior Notes due 2018 (the “Notes”) related to market-making transactions in the Notes effected from time to time.  The Registrant has supplemented the prospectus (the “Prospectus”) included in the Registration Statement with the information set forth in Supplement No. 1 dated November 14, 2012, Supplement No. 2 dated December 11, 2012, Supplement No. 3 dated February 11, 2013, Supplement No. 4 dated February 15, 2013, and Supplement No. 5 dated February 19, 2013, each filed with the Commission.

The Registrant repurchased all of the outstanding Notes pursuant to a tender offer and consent solicitation on March 1, 2013 and is consequently no longer contractually obligated to maintain the effectiveness of the Registration Statement.  Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 19, 2013.

STATION CASINOS LLC

By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2013.

Signature	Title

*	Manager, Chief Executive Officer and President (Principal Executive Officer)
Frank J. Fertitta III	Member of Fertitta Holdco LLC, the manager of Fertitta Entertainment LLC, the member of Station Voteco LLC, the member of the Company

*	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*	Manager
Lorenzo J. Fertitta

*	Manager
Robert A. Cashell, Jr.

*	Manager
James E. Nave, D.V.M.

*	Manager
Robert E. Lewis

*By:	/s/ Thomas M. Friel
Thomas M. Friel
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 19, 2013.

NP BOULDER LLC

By:	/s/ Thomas M. Friel
Thomas M. Friel
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2013.

Signature			Title

STATION CASINOS LLC			Sole and Managing Member**

By:	*
	Name:	Frank J. Fertitta III
	Title:	Chief Executive Officer
and President

** Registrant has no directors or managers

*

Manager, Chief Executive Officer and President (Principal Executive Officer) of Managing Member, Member of Fertitta Holdco LLC, the manager of Fertitta Entertainment LLC, the member of Station Voteco LLC, the member of the Company

Frank J. Fertitta III

*	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Managing Member
Marc J. Falcone

*	Manager of Managing Member
Lorenzo J. Fertitta

*	Manager of Managing Member
Robert A. Cashell, Jr.

*	Manager of Managing Member
James E. Nave, D.V.M.

*	Manager of Managing Member
Robert E. Lewis

*By:	/s/ Thomas M. Friel
Thomas M. Friel
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 19, 2013.

NP RED ROCK LLC

By:	/s/ Thomas M. Friel
Thomas M. Friel
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2013.

Signature			Title

STATION CASINOS LLC			Sole and Managing Member**

By:	*
	Name:	Frank J. Fertitta III
	Title:	Chief Executive Officer
and President

** Registrant has no directors or managers

*

Managing Member, Member of Fertitta Holdco LLC, the manager of Fertitta Entertainment LLC, the member of Station Voteco LLC, the member of the Company Manager, Chief Executive Officer and President (Principal Executive Officer) of

Frank J. Fertitta III

*	Executive Vice President, Treasurer and Chief Financial Officer
Marc J. Falcone	(Principal Financial Officer and Principal Accounting Officer) of Managing Member

*	Manager of Managing Member
Lorenzo J. Fertitta

*	Manager of Managing Member
Robert A. Cashell, Jr.

*	Manager of Managing Member
James E. Nave, D.V.M.

*	Manager of Managing Member
Robert E. Lewis

*By:	/s/ Thomas M. Friel
Thomas M. Friel
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 19, 2013.

NP PALACE LLC

By:	/s/ Thomas M. Friel
Thomas M. Friel
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2013.

Signature			Title

STATION CASINOS LLC			Sole and Managing Member**

By:	*
	Name:	Frank J. Fertitta III
	Title:	Chief Executive Officer
and President

** Registrant has no directors or managers

*

Managing Member, Member of Fertitta Holdco LLC, the manager of Fertitta Entertainment LLC, the member of Station Voteco LLC, the member of the Company Manager, Chief Executive Officer and President (Principal Executive Officer) of

Frank J. Fertitta III

*	Executive Vice President, Treasurer and Chief Financial Officer
Marc J. Falcone	(Principal Financial Officer and Principal Accounting Officer) of Managing Member

*	Manager of Managing Member
Lorenzo J. Fertitta

*	Manager of Managing Member
Robert A. Cashell, Jr.

*	Manager of Managing Member
James E. Nave, D.V.M.

*	Manager of Managing Member
Robert E. Lewis

*By:	/s/ Thomas M. Friel
Thomas M. Friel
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 19, 2013.

NP SUNSET LLC

By:	/s/ Thomas M. Friel
Thomas M. Friel
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2013.

Signature			Title

STATION CASINOS LLC			Sole and Managing Member**

By:	*
	Name:	Frank J. Fertitta III
	Title:	Chief Executive Officer
and President

** Registrant has no directors or managers

*

Managing Member, Member of Fertitta Holdco LLC, the manager of Fertitta Entertainment LLC, the member of Station Voteco LLC, the member of the Company Manager, Chief Executive Officer and President (Principal Executive Officer) of

Frank J. Fertitta III

*	Executive Vice President, Treasurer and Chief Financial Officer
Marc J. Falcone	(Principal Financial Officer and Principal Accounting Officer) of Managing Member

*	Manager of Managing Member
Lorenzo J. Fertitta

*	Manager of Managing Member
Robert A. Cashell, Jr.

*	Manager of Managing Member
James E. Nave, D.V.M.

*	Manager of Managing Member
Robert E. Lewis

*By:	/s/ Thomas M. Friel
Thomas M. Friel
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 19, 2013.

NP DEVELOPMENT LLC

By:	/s/ Thomas M. Friel
Thomas M. Friel
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2013.

Signature			Title

STATION CASINOS LLC			Sole and Managing Member**

By:	*
	Name:	Frank J. Fertitta III
	Title:	Chief Executive Officer
and President

** Registrant has no directors or managers

*

Managing Member, Member of Fertitta Holdco LLC, the manager of Fertitta Entertainment LLC, the member of Station Voteco LLC, the member of the Company Manager, Chief Executive Officer and President (Principal Executive Officer) of

Frank J. Fertitta III

*	Executive Vice President, Treasurer and Chief Financial Officer
Marc J. Falcone	(Principal Financial Officer and Principal Accounting Officer) of Managing Member

*	Manager of Managing Member
Lorenzo J. Fertitta

*	Manager of Managing Member
Robert A. Cashell, Jr.

*	Manager of Managing Member
James E. Nave, D.V.M.

*	Manager of Managing Member
Robert E. Lewis

*By:	/s/ Thomas M. Friel
Thomas M. Friel
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 19, 2013.

NP LOSEE ELKHORN HOLDINGS LLC

By:	/s/ Thomas M. Friel
Thomas M. Friel
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2013.

Signature			Title

STATION CASINOS LLC			Sole and Managing Member**

By:	*
	Name:	Frank J. Fertitta III
	Title:	Chief Executive Officer
and President

** Registrant has no directors or managers

*

Managing Member, Member of Fertitta Holdco LLC, the manager of Fertitta Entertainment LLC, the member of Station Voteco LLC, the member of the Company Manager, Chief Executive Officer and President (Principal Executive Officer) of

Frank J. Fertitta III

*	Executive Vice President, Treasurer and Chief Financial Officer
Marc J. Falcone	(Principal Financial Officer and Principal Accounting Officer) of Managing Member

*	Manager of Managing Member
Lorenzo J. Fertitta

*	Manager of Managing Member
Robert A. Cashell, Jr.

*	Manager of Managing Member
James E. Nave, D.V.M.

*	Manager of Managing Member
Robert E. Lewis

*By:	/s/ Thomas M. Friel
Thomas M. Friel
Attorney-in-fact